                                                                   EXHIBIT 10.32


IN MAKING AN INVESTMENT DECISION PURCHASERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. PURCHASERS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.



                                XATA CORPORATION

                COMMON STOCK WARRANT AND SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT


                                DECEMBER 6, 2003

                                TABLE OF CONTENTS

SECTION 1.            AUTHORIZATION OF SALE OF THE SECURITIES....................................................1

SECTION 2.            AGREEMENT TO SELL AND PURCHASE THE SHARES AND THE WARRANTS.................................1

         2.1      Sale of Shares.................................................................................1

         2.2      Issuance of Warrants...........................................................................1

SECTION 3.            CLOSING AND DELIVERY.......................................................................1

         3.1      Closing........................................................................................1

         3.2      Delivery of the Shares and the Warrants at the Closing.........................................2

SECTION 4.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY...................................2

         4.1      Organization and Qualification.................................................................2

         4.2      Capitalization.................................................................................2

         4.3      Authorization of Securities....................................................................3

         4.4      Governmental Consents..........................................................................3

         4.5      Due Authorization, Execution and Delivery of Agreement and Voting Agreement....................3

         4.6      No Conflicts...................................................................................4

         4.7      Title to Assets................................................................................4

         4.8      Permits........................................................................................4

         4.9      Legal Actions..................................................................................4

         4.10     Labor..........................................................................................5

         4.11     No Violations..................................................................................5

         4.12     Insurance......................................................................................5

         4.13     Company Contracts..............................................................................5

         4.14     SEC Documents..................................................................................5

         4.15     Related Party Transactions.....................................................................6

         4.16     Financial Statements...........................................................................6

         4.17     Receivables....................................................................................6

         4.18     Intellectual Property..........................................................................6

         4.19     Nasdaq Compliance..............................................................................7

         4.20     Taxes..........................................................................................7

         4.21     No Integration or General Solicitation.........................................................7

         4.22     No Registration................................................................................8

         4.23     No Material Changes............................................................................8

         4.24     Accounting Controls............................................................................8

         4.25     Form S-3 Qualification.........................................................................9

         4.26     No Anti-Dilution Event.........................................................................9

         4.27     Registration Rights............................................................................9

         4.28     Investment Company Act.........................................................................9

         4.29     Sarbanes-Oxley Act.............................................................................9

         4.30     Audit Committee...............................................................................10

         4.31     Foreign Corrupt Practices Act.................................................................10

         4.32     Loans to Officers and Directors...............................................................10

         4.33     Employee Benefits.............................................................................10

         4.34     Nasdaq Listing................................................................................10

         4.35     Qualified Small Business......................................................................11

         4.36     Broker's Fee..................................................................................11

         4.37     Complete Disclosure...........................................................................11

SECTION 5.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS...............................11

SECTION 6.            SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS....................................12

SECTION 7.            CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING........................................12

         7.1      Receipt of Payment............................................................................12

         7.2      Representations and Warranties Correct........................................................12

         7.3      Covenants Performed...........................................................................12

SECTION 8.            CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING......................................12

         8.1      Representations and Warranties Correct........................................................12

         8.2      Covenants Performed...........................................................................13

         8.3      Reservation of Conversion Shares and Warrant Shares...........................................13

         8.4      Voting Agreement..............................................................................13

         8.5      Election of Directors.........................................................................13

         8.6      Legal Opinion.................................................................................13

         8.7      Indemnification Agreements....................................................................13

         8.8      Secretary's Certificate.......................................................................13

         8.9      Transfer Agent Instructions...................................................................13

         8.10     Certificate of Designation....................................................................13

         8.11     No Material Adverse Effect....................................................................14

         8.12     Proceedings and Documents.....................................................................14

SECTION 9.            REGISTRATION OF THE CONVERSION SHARES AND THE WARRANT SHARES; COMPLIANCE WITH THE
                      SECURITIES ACT............................................................................14

         9.1      Registration Procedures.......................................................................14

         9.2      Transfer of Shares After Registration; Suspension; Damages....................................16

         9.3      Expenses of Registration......................................................................18

         9.4      Delay of Registration; Furnishing Information.................................................18

         9.5      Indemnification...............................................................................19

         9.6      Agreement to Furnish Information..............................................................21

         9.7      Assignment of Registration Rights.............................................................21

         9.8      Rule 144 Reporting............................................................................22

         9.9      S-3 Eligibility...............................................................................22

         9.10     Termination of Registration Rights............................................................22

         9.11     Amendment of Registration Rights..............................................................22

         9.12     Legends.......................................................................................23

SECTION 10.           RIGHT OF FIRST REFUSAL....................................................................23

         10.1     Subsequent Offerings..........................................................................23

         10.2     Exercise of Rights............................................................................23

         10.3     Transfer of Rights of First Refusal...........................................................24

         10.4     Excluded Securities...........................................................................24

         10.5     Termination of Rights of First Refusal........................................................24

SECTION 11.           SPECIAL VOTING RIGHTS.....................................................................24

         11.1     Special Voting Rights.........................................................................24

SECTION 12.           COMPANY COVENANTS.........................................................................27

         12.1     Reservation of Shares and Common Stock........................................................27

         12.2     Subsequent Registration Rights................................................................27

         12.3     Termination and Election of President or Chief Executive Officer..............................27

         12.4     Director and Officer Insurance................................................................27

SECTION 13.           INFORMATION RIGHTS........................................................................27

         13.1     Basic Financial Information and Reporting.....................................................27

         13.2     Inspection Rights.............................................................................28

SECTION 14.           BROKER'S FEE..............................................................................28

SECTION 15.           NOTICES...................................................................................28

SECTION 16.           MISCELLANEOUS.............................................................................29

         16.1     Waivers and Amendments........................................................................29

         16.2     Headings......................................................................................29

         16.3     Severability..................................................................................29

         16.4     Governing Law.................................................................................29

         16.5     Counterparts..................................................................................29

         16.6     Successors and Assigns........................................................................29

         16.7     Entire Agreement..............................................................................29

         16.8     Payment of Fees and Expenses..................................................................30

ATTACHMENTS:

Exhibit A  -  Schedule of Purchasers
Exhibit B  -  Certificate of Designation of Preferences of Series B Preferred
                Stock
Exhibit C  -  Form of Common Stock Warrant
Exhibit D  -  Form of Voting Agreement
Exhibit E  -  Opinion of Company Counsel
Exhibit F  -  Form of Investor Indemnification Agreement
Exhibit G  -  Form of Director Indemnification Agreement
Exhibit H  -  Form of Transfer Agent Instructions

                COMMON STOCK WARRANT AND SERIES B PREFERRED STOCK
                               PURCHASE AGREEMENT

         THIS COMMON STOCK WARRANT AND SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 6th day of December, 2003 (the "Effective Date"), by and among XATA CORPORATION, a Minnesota corporation with its principal place of business at 151 E. Cliff Road, Suite 10, Burnsville, MN 55337 (the "Company") and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as EXHIBIT A hereto (each, a "Purchaser" and collectively, the "Purchasers").

                                    AGREEMENT

         In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

1. AUTHORIZATION OF SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement, the Company has or before the Closing Date (as defined in Section 3) will have authorized (a) the sale and issuance of 1,612,903 shares of its Series B Preferred Stock (the "Shares") having rights, preferences and privileges as set forth in the Company's Certificate of Designation of Preferences of Series B Preferred Stock (the "Certificate of Designation") attached hereto as EXHIBIT B, (b) the issuance of shares of common stock (the "Common Stock") to be issued upon conversion of the Shares (the "Conversion Shares"), (c) the issuance of warrants to purchase 451,226 shares of Common Stock (the "Warrants") and (d) the issuance of shares of Common Stock to be issued upon exercise of the Warrants (the "Warrant Shares"). The Shares, the Conversion Shares, the Warrants and the Warrant Shares shall be referred to herein as the "Securities."

2. AGREEMENT TO SELL AND PURCHASE THE SHARES AND THE WARRANTS.

         2.1 SALE OF SHARES. At the Closing (as defined in Section 3), the Company will sell and issue to each Purchaser, and each Purchaser will purchase from the Company at a purchase price per Share equal to $2.54, the number of Shares set forth next to such Purchaser's name on the Schedule of Purchasers attached hereto as EXHIBIT A (the "Schedule of Purchasers").

         2.2 ISSUANCE OF WARRANTS. At the Closing (as defined in Section 3), the Company will sell and issue to each Purchaser, and each Purchaser will purchase from the Company a Warrant in the form attached hereto at EXHIBIT C exercisable into the number of Warrant Shares set forth next to such Purchaser's name on the Schedule of Purchasers with a purchase price equal to $0.125 per Warrant Share.

3. CLOSING AND DELIVERY.

         3.1 CLOSING. The closing of the purchase and sale of the Shares and the Warrants to be sold pursuant to this Agreement shall be held immediately following the satisfaction of the closing conditions contained herein, at the offices of Moss & Barnett, 4800 Wells Fargo Center, Minneapolis, Minnesota, or on such other date and place as may be agreed to by the Company and the Purchasers. The date of the closing of the purchase and sale of the Shares and the

Warrants is referred to herein as the "Closing Date", and such closing is referred to as the "Closing."

         3.2 DELIVERY OF THE SHARES AND THE WARRANTS AT THE CLOSING. At the Closing, the Company shall deliver to each Purchaser (i) a stock certificate registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the Shares to be purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers and (ii) a Warrant registered in the name of such Purchaser or in such nominee name(s) as designated by such Purchaser representing the Warrant Shares issuable to such Purchaser as set forth in the Schedule of Purchasers.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

         Except as set forth in the Schedule of Exceptions dated as of even date herewith and provided to the Purchasers separately from this Agreement, the Company hereby represents and warrants to, and covenants with, the Purchasers as follows:

         4.1 ORGANIZATION AND QUALIFICATION. Each of the Company and each Subsidiary (as defined below) has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company and each Subsidiary are duly qualified to do business as foreign corporations in good standing in each jurisdiction in which their ownership or lease of property or the conduct of their businesses require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company. The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect. Except as set forth in the Schedule of Exceptions, the Company does not presently own, directly or indirectly, any of the stock or other equity interests in any entity. "Subsidiary" shall mean any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company. For the purposes of this Agreement, a "Material Adverse Effect" means with respect to the Company, any change or effect that is or reasonably could be materially adverse to the business, properties, results of operations and condition (financial or other) or anticipated future results of operations or condition (financial or other) of the Company and the Subsidiaries, or that has or reasonably could have a material adverse effect on the transactions contemplated by this Agreement.

         4.2 CAPITALIZATION. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of preferred stock, with no stated par value, of which (a) 6,938,575 shares of Common Stock are issued and outstanding, (b) 2,000,000 shares of the Preferred Stock are designated as Series B Preferred Stock, none of which are issued and outstanding prior to the Closing, (c) options to purchase 353,261 shares of Common Stock are outstanding under the Company's 1991 Long Term Incentive and Stock Option Plan and no additional shares of Common Stock available for issuance pursuant to such plan, (d) options to purchase 137,000 shares of Common Stock are outstanding under the Company's 2001 Interim Incentive and Stock Option Plan and no additional shares of Common Stock available for issuance pursuant to such plan, (e) options to



                                       2.

purchase 329,854 shares of Common Stock are outstanding under the Company's 2002 Long Term Incentive and Stock Option Plan and 70,146 shares of Common Stock are available for issuance pursuant to such plan, and (f) 47,478 shares of Common Stock have been reserved for issuance upon the exercise of warrants to purchase Common Stock. Other than the Series B Preferred Stock, there are no other authorized or designated series of Preferred Stock. The Series B Preferred Stock has the rights, preferences and privileges set forth in the Certificate of Designation. All outstanding shares of the Company have been duly authorized, validly issued, fully paid and are non-assessable and free of any liens or encumbrances created by the Company. Other than as contemplated by this Agreement or under the stock plans described in this Section 4.2(c), (d) and (e) and except as described in this Section 4.2, there are no other options, warrants, calls, rights, commitments, preemptive rights, rights of first refusal or other rights or agreements to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

         (b) All of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record by the Company, free and clear of any lien, charge, security interest, encumbrance or claim.

         4.3 AUTHORIZATION OF SECURITIES. The Securities have been duly authorized and when (i) the Shares have been delivered and paid for in accordance with this Agreement and (ii) the Warrant Shares have been delivered and paid for in accordance with the Warrants, such Shares and Warrant Shares will have been validly issued, fully paid and non-assessable. None of the Securities are or will be subject to any preemptive right or any right of refusal.

         4.4 GOVERNMENTAL CONSENTS. No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), and such similar filings as may be required following the Closing under state securities laws.

         4.5 DUE AUTHORIZATION, EXECUTION AND DELIVERY OF AGREEMENT AND VOTING AGREEMENT. This Agreement and the Voting Agreement attached hereto as EXHIBIT D (the "Voting Agreement") have been duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its directors and officers necessary for the authorization, execution and delivery of this Agreement and the Voting Agreement, the performance of all the Company's obligations hereunder and thereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Securities has been taken, except only that the Certificate of Designation, the form of which is attached hereto as EXHIBIT B, which has been duly approved by the Board of Directors of the Company, has not yet been filed with the Secretary of State of the State of Minnesota and will be so filed prior to the Closing. No approval by the stockholders of the Company is required for the authorization, execution and delivery of this Agreement or the Voting Agreement, the performance of all the Company's obligations hereunder and thereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Securities. The Agreement and the Voting Agreement constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) laws of general application relating to



                                       3.

bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

         4.6 NO CONFLICTS. The execution, delivery and performance of this Agreement and the Voting Agreement, and the issuance and sale of the Securities, will not conflict with, or result in a breach or violation of (i) any of the terms and provisions of the charter or bylaws of the Company or any Subsidiary,
(ii) any statute, rule, regulation or order of any governmental agency or body, any court, domestic or foreign, or any self-regulatory organization having jurisdiction over the Company or any Subsidiary or any of their respective properties, or (iii) any of the terms and provisions of, or constitute a default (with or without notice or lapse of time) under, or give to any third party a right of termination, amendment, acceleration or cancellation (with or without notice or lapse of time) of, any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject. The Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.

         4.7 TITLE TO ASSETS. The Company and each Subsidiary have good and marketable title to all real properties and all other properties and assets owned by it that are material to the operation of the business of the Company or each Subsidiary, in each case free from liens and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and each Subsidiary hold all leased real and personal property that are material to the operation of their respective businesses under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

         4.8 PERMITS. The Company and each Subsidiary possess all certificates, authorizations and permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and to own, lease, license and use their respective properties in the manner so owned, leased, licensed and used, except to the extent that the failure to so possess could not individually or in the aggregate reasonably be expected to have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect.

         4.9 LEGAL ACTIONS. There are no pending legal, governmental or administrative actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties or any director, officer or employee (related to any such person's services as a director, officer or employee of the Company or any Subsidiary) that, if determined adversely to the Company or the Subsidiary would individually or in the aggregate have a Material Adverse Effect, or could materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares and the Warrants and, to the knowledge of the Company's executive officers, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary has initiated and neither has any plan to initiate any action, suit or proceeding.



                                       4.

         4.10 LABOR. No material labor dispute exists or, to the knowledge of the Company's executive officers, is imminent with respect to any of the employees of the Company or any Subsidiary.

         4.11 NO VIOLATIONS. Neither the Company nor any Subsidiary is (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time could reasonably be expected to result in a default by the Company or the Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) in violation of any order of any court, arbitrator, governmental body or self-regulatory organization, or (iii) in violation of any statute, rule or regulation of any governmental authority or self-regulatory organization, including, without limitation, any foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.

         4.12 INSURANCE. The Company maintains insurance and in such coverage amounts as is customary in the business in which the Company is engaged. The Company believes that such insurance is sufficient against such losses and risks and in such amounts as are reasonably necessary for the business in which the Company is engaged.

         4.13 COMPANY CONTRACTS. Except as filed under the SEC Documents (defined below), neither the Company nor any Subsidiary is a party to any material contract, as such contracts are defined in Reg. Section 601(a)(10) of Regulation S-B under the Securities Act (each such contract, a "Company Contract"). To the knowledge of the executive officers of the Company, each Company Contract is valid, binding and in full force and effect and is enforceable by the Company or the Subsidiary in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors' rights generally and to general equitable principles. As of the date hereof, no party to any such Company Contract has notified the Company or any Subsidiary that it intends to terminate such Company Contract. The Company and each Subsidiary have performed, in all respects, all obligations required to be performed by it to date under the Company Contracts, as amended, and neither the Company nor any Subsidiary is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder and, to the knowledge of the executive officers of the Company, no other party to any of the Company Contracts, as of the date hereof, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder, except in each case to the extent that such breach or default could not reasonably likely result in a Material Adverse Effect.

         4.14 SEC DOCUMENTS. The Company has made available to representatives of the Purchasers all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company or any affiliate of the Company with the SEC since January 1, 2002, including copies of all the exhibits referenced therein (the "SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 2002 have been so timely filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities



                                       5.

Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and the rules and regulations thereunder; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         4.15 RELATED PARTY TRANSACTIONS. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the executive officers of the Company, none of the employees of the Company is presently a party to any transaction with the Company (other than customary transactions involving reasonable amounts for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the executive officers of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         4.16 FINANCIAL STATEMENTS. The financial statements included in the SEC Documents present fairly the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the audit report or notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), and complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing. Except as and to the extent disclosed or reserved against in the financial statements of the Company and the notes thereto included in the SEC Documents, neither the Company nor any Subsidiary has any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary has incurred any liabilities, debts or obligations of any nature whatsoever which are, individually or in the aggregate, material to the Company and the Subsidiaries, taken as a whole, other than those incurred in the ordinary course of its business, other than as disclosed in the SEC Documents.

         4.17 RECEIVABLES. The accounts receivable reflected on the balance sheet of the Company as of September 30, 2003 represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business and to the knowledge of the Company, will be collected in full no later than 90 days after the respective date on which each such receivable is due (without any counterclaim or set off).

         4.18 INTELLECTUAL PROPERTY. The Company and each Subsidiary own or possess, or can acquire on reasonable terms that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, sufficient legal rights to all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Intellectual Property Rights") necessary to conduct its



                                       6.

business as now operated by it and as currently proposed to be operated by it. To the knowledge of the executive officers of the Company, the methods, products, services, works, technologies, systems and processes employed by the Company to conduct its business do not infringe upon or misappropriate any Intellectual Property Rights of any person or entity anywhere in the world, except for Intellectual Property Rights which the Company can acquire on reasonable terms that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. No claims or written notice (i) challenging the validity, effectiveness or ownership by the Company or the Subsidiary of any of the Intellectual Property Rights of the Company or the Subsidiary, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, service, work, technology or process as now used or offered or proposed for use, licensing, sublicensing, sale or other manner of commercial exploitation by the Company or the Subsidiary infringes or will infringe on any Intellectual Property Rights of any person or entity have been asserted or, to the knowledge of the executive officers of the Company, are threatened by any person or entity, nor are there, to the knowledge of the executive officers of the Company, any valid grounds for any bona fide claim of any such kind except as can be cured by the Company by procurement of Intellectual Property Rights which the Company can acquire on reasonable terms that could not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. There has been no material default (nor does any set of circumstances exist that will cause such a default) with respect to any license granting Intellectual Property Rights to the Company or any Subsidiary. No employee or third party is or has been infringing or using without authorization any Intellectual Property Rights of the Company or any Subsidiary. The Company and each Subsidiary use and have used, best efforts to maintain the confidentiality of its trade secrets.

         4.19 NASDAQ COMPLIANCE. As of the Closing (after taking into account the investment by the Purchasers), the Company will be in compliance with the continued listing and maintenance requirements of The Nasdaq Small Cap Market System ("Nasdaq"). The Company has no reason to believe that it will not in the foreseeable future following the Closing continue to be in compliance with all such listing and maintenance requirements. The issuance and sale of the securities hereunder does not contravene the rules and regulations of Nasdaq.

         4.20 TAXES. The Company and each Subsidiary have timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and have timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's or any Subsidiary's tax returns is presently being audited by any taxing authority.

         4.21 NO INTEGRATION OR GENERAL SOLICITATION. Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities
Act) (an "Affiliate") of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or



                                       7.

will be integrated with the sales of the Securities in a manner that would require the registration under the Securities Act of the Securities; or (b) offered, solicited offers to buy or sold the Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

         4.22 NO REGISTRATION. Subject to the accuracy of each of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Securities to the several Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Company's issuance of the Securities under applicable state securities laws.

         4.23 NO MATERIAL CHANGES. Except as disclosed in the SEC Documents, since September 30, 2002, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option and stock purchase plans. Except as disclosed in the SEC Documents, since September 30, 2002, no material off-balance sheet liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect have been incurred. No material default exists with respect to or under any obligations of the Company or any Subsidiary to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid) and all contractual obligations (whether absolute or contingent) of such entity to repurchase goods sold and distributed or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

         4.24 ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the most recent evaluation of such internal accounting controls, there has been no change in internal control over financial reporting that occurred during the most recent fiscal quarter that has materially affected,



                                       8.

or is reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

         4.25 FORM S-3 QUALIFICATION. The Company satisfies the requirements for use of Form S-3 for registration of the resale of the Securities as contemplated herein. There exist no facts or circumstances that would prohibit or delay the preparation or initial filing of the Registration Statement.

         4.26 NO ANTI-DILUTION EVENT. The issuance of the Securities does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.

         4.27 REGISTRATION RIGHTS. The Company has not granted or agreed to grant any person or entity any rights (including "piggy-back" registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Securities in any registration statement, except for such as have been satisfied or waived.

         4.28 INVESTMENT COMPANY ACT. The Company is not, and upon the issuance and sale of the Shares and the Warrants as herein contemplated and the application of the net proceeds therefrom will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act"). Furthermore, in the event that the SEC shall inform the Company that the SEC believes that the Company is an "investment company" as such term is defined in the 1940 Act, the Company shall manage its investments and promptly take such other actions as is reasonably necessary such that the SEC shall no longer consider the Company to be an "investment company" as such term is defined in the 1940 Act.

         4.29 SARBANES-OXLEY ACT. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company's most recent annual or quarterly report filed with the SEC; and (iii) are effective in all material respects to perform the functions for which they were established. Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Section 906 and Section 302 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").; such certifications contain no qualifications or exceptions to the matters certified therein, except as to knowledge, and have not been modified or withdrawn; and neither the Company nor any of its



                                       9.

officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications.

         4.30 AUDIT COMMITTEE. The Company's board of directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the "NASD Rules") and the Company's board of directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Company's board of directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company's internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weakness in the Company's internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company's internal controls.

         4.31 FOREIGN CORRUPT PRACTICES ACT. Neither the Company nor any of its Subsidiaries has violated the Foreign Corrupt Practices Act. Without limiting the foregoing, neither the Company nor any of its Subsidiaries has, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value to: (a) any person or entity who is an official, officer, agent, employee or representative of any governmental body or of any existing or prospective customer (whether government owned or non-government owned); (b) any political party or official thereof; (c) any candidate for political or political party office; or (d) any other person or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate or person or entity affiliated with such customer, political party or official or political office.

         4.32 LOANS TO OFFICERS AND DIRECTORS. Since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of Section 402 of the Sarbanes-Oxley Act of 2002.

         4.33 EMPLOYEE BENEFITS. Except as disclosed in the SEC Documents, a Change of Control (as defined below) will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any of its Subsidiaries or any Affiliate of the Company.

         4.34 NASDAQ LISTING. Prior to the Closing Date, the Company shall file with Nasdaq an application or other document required by Nasdaq for the listing of the Conversion Shares with Nasdaq and shall provide evidence of such filing to the Purchasers. The Company shall use its best efforts to obtain the listing, subject to official notice of issuance, of the Conversion Shares on Nasdaq prior to the Closing Date. So long as the Purchasers beneficially owns any



                                      10.

Preferred Stock or Common Stock, the Company shall maintain the listing of the Common Stock on the Nasdaq Stock Market or a registered national securities exchange.

         4.35 QUALIFIED SMALL BUSINESS. The Company represents and warrants to Purchasers that the Company is a "qualified small business" within the meaning of Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date hereof and the Shares should qualify as "qualified small business stock" as defined in Section 1202(c) of the Code as of the date hereof. The Company further represents and warrants that, as of the date hereof, it meets the "active business requirement" of Section 1202(e) of the Code, and it has made no "significant redemptions" within the meaning of Section 1202(c)(3)(B) of the Code.

         4.36 BROKER'S FEE. There are no brokers or finders (and similar agents) entitled to compensation in connection with the sale of the Shares or the Warrants.

         4.37 COMPLETE DISCLOSURE. All information provided to the Purchasers in connection with the transactions contemplated hereby, or contained in this Agreement and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

         Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

                  (a) Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of such Purchaser's purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with such Purchaser's purchaser representative, all information Purchaser deems relevant in making an informed decision to purchase the Securities.

                  (b) Purchaser is acquiring the Securities being acquired by Purchaser pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5(c).

                  (c) Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities purchased hereunder except in compliance with the Securities Act of 1933, as amended (the "Securities Act"), applicable blue sky laws, and the rules and regulations promulgated thereunder.



                                      11.

                  (d) Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

                  (e) Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section
9.5 relating to indemnity or contribution.

6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and each Purchaser herein and in the certificates for the Shares and the Warrants delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchasers of the Shares and the Warrants being purchased and the payment therefor for a period of two (2) years following the Closing Date.

7. CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to complete the sale and issuance of the Shares and the Warrants and deliver the Shares and the Warrants to each Purchaser, individually, as set forth in the Schedule of Purchasers, at the Closing shall be subject to the following conditions to the extent not waived by the Company:

         7.1 RECEIPT OF PAYMENT. The Company shall have received payment, by check or wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at the Closing as set forth in the Schedule of Purchasers.

         7.2 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the date of the Closing.

         7.3 COVENANTS PERFORMED. All covenants, agreements and conditions contained herein to be performed by such Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

8. CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Each Purchaser's obligation to accept delivery of the Shares and the Warrants and to pay for the Shares and the Warrants at the Closing shall be subject to the following conditions to the extent not waived by such Purchaser:

         8.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by the Company in Section 4 hereof shall be true and correct when made and shall be true and correct on the Closing Date and as of the date of this Agreement.



                                      12.

         8.2 COVENANTS PERFORMED. All covenants, agreements and conditions contained herein to be performed by the Company shall have been performed or complied with in all material respects.

         8.3 RESERVATION OF CONVERSION SHARES AND WARRANT SHARES. The Conversion Shares and Warrant Shares shall have been duly authorized and reserved for issuance upon such conversion or exercise.

         8.4 VOTING AGREEMENT. The Voting Agreement substantially in the form attached hereto as EXHIBIT D shall have been executed and delivered by the parties thereto.

         8.5 ELECTION OF DIRECTORS. Upon the Closing, the authorized size of the Board of Directors of the Company shall be eleven (11) members and the Board shall consist of Richard L. Bogen, Carl M. Fredericks, Stephen A. Lawrence, Craig S. Fawcett, James E. Heerin, David M. Purvis, William P. Flies, Roger W. Kleppe, Charles R. Stamp, Jr., Christopher P. Marshall and Robert C. McCormack, Jr.

         8.6 LEGAL OPINION. Each Purchaser must have received a customary opinion, dated the Closing Date, from Moss-Barnett, counsel for the Company, substantially in the form attached hereto as EXHIBIT E.

         8.7 INDEMNIFICATION AGREEMENTS. The Company shall have entered into the Investor Indemnification Agreement with each Purchaser in the form attached hereto as EXHIBIT F, and shall have entered into the Director Indemnification Agreement with the Trident Designees (as such term is defined in the Voting Agreement) in the form attached hereto as EXHIBIT G.

         8.8 SECRETARY'S CERTIFICATE. Each Purchaser must have received a certificate, dated the Closing Date, of the Secretary of the Company in customary form having attached thereto (i) the bylaws of the Company, (ii) the articles of incorporation of the Company, (iii) the resolutions of the Board of Directors of the Company and any committee of the Board of Directors approving the transactions contemplated by this Agreement and (iv) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Minnesota and any other jurisdiction in which the Company is qualified to do business, dated as of the Closing Date.

         8.9 TRANSFER AGENT INSTRUCTIONS. Prior to the Closing, the Company will
(i) execute and deliver to the Company's Transfer Agent the Transfer Agent Instruction in substantially the form of EXHIBIT H to this Agreement and pursuant thereto irrevocably instruct the Transfer Agent to issue certificates for the Common Stock from time to time upon conversion of the Shares or upon exercise of the Warrants in such amounts as specified from time to time to the Transfer Agent in the conversion notices surrendered in connection with such conversions, (ii) appoint the Transfer Agent the conversion agent for the Shares and authorize the Transfer Agent to issue Common Stock upon exercise of the Warrants.

         8.10 CERTIFICATE OF DESIGNATION. Each Purchaser shall have received satisfactory confirmation of the filing with the Secretary of State of the State of Minnesota of the Certificate of Designation.



                                      13.

         8.11 NO MATERIAL ADVERSE EFFECT. No event that would constitute a Material Adverse Effect to the Company shall have occurred subsequent to the date of the filing of the Company's last Quarterly Report on Form 10-QSB.

         8.12 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to each Purchaser and Cooley Godward LLP.

         9. REGISTRATION OF THE CONVERSION SHARES AND THE WARRANT SHARES; COMPLIANCE WITH THE SECURITIES ACT.

         9.1 REGISTRATION PROCEDURES. The Company is obligated to do the following:

                  (a) As soon as is reasonably practicable after the Closing Date, but in no event later than sixty (60) calendar days after the Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC one or more registration statements (collectively, the "Registration Statement") on Form S-3 (unless the Company is not then eligible to register for resale on Form S-3, in which case on another appropriate form) to register with the SEC the resale by the Purchasers, from time to time, of the Conversion Shares and the Warrant Shares and a reasonable estimate of any Common Stock to be issued as (or issuable upon the conversion or exercise of any Preferred Stock, warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Conversion Shares or the Warrant Shares (collectively, the "Registrable Securities") through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately negotiated transactions. The Company shall use its best efforts to cause the Registration Statement to be declared effective as soon thereafter as possible, but in any event prior to one hundred eighty (180) days after the Closing Date (the "Effectiveness Deadline").

                  (b) If a Registration Statement covering all of the Registrable Securities has not been declared effective by the SEC on or prior to the Effectiveness Deadline, then the Company shall issue an additional Warrant to each Purchaser to purchase shares of Common Stock representing two and one-half percent (2 1/2%) of the number of Shares purchased by such Purchaser at the Closing for each aggregated thirty day period (or portion thereof) for which such Registration Statement has not been declared effective; provided, however, that the aggregate number of Warrant Shares issuable upon exercise of additional Warrants issued to a Purchaser under this subsection (b) shall not in the aggregate exceed ten percent (10%) of the number of Shares purchased by such Purchaser at the Closing.

                  (c) Not less than five (5) trading days prior to the filing of a Registration Statement or any prospectus contained in a Registration Statement (a "Prospectus") or any amendment or supplement thereto, the Company shall, (i) furnish to the Purchasers for their review copies of all such documents proposed to be filed (including documents incorporated or deemed incorporated by reference), and (ii) notify each Purchaser in writing of the information the Company requires from each such Purchaser to be included in such Registration Statement. The Company will cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as the Purchasers shall deem reasonably necessary as soon as practicable after having received such inquiries.



                                      14.

                  (d) The Company shall (i) prepare and file with the SEC (x) such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith, and (y) such other filings required by the SEC, and (ii) take such other actions, in each case as may be necessary to keep the Registration Statement continuously effective and so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, until the earlier of (A) the sixth (6th) anniversary of the date of execution of this Agreement, and (B) such time as legal counsel to the Company delivers a legal opinion to the Purchasers, the Company and the Company's transfer agent stating that all Registrable Securities then held by the Purchasers can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act (the "Effectiveness Period"). The Company shall not, during the Effectiveness Period, voluntarily take any action that would result in the Purchasers not being able to offer and sell Registrable Securities during that period, unless such action is taken by the Company in good faith in compliance with Section 9.2(f) below.

                  (e) (i) Furnish to the Purchasers with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement (including pre-effective and post-effective amendments), Prospectuses (including supplemental prospectuses) and preliminary versions of the Prospectus filed with the SEC ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Purchasers may reasonably request, to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchasers; and (ii) upon request, inform each Purchaser who so requests that the Company has complied with its obligations in Section 9.1(e)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as reasonably possible and will promptly notify the Purchaser pursuant to Section 9.1(e)(i) hereof when the amendment has become effective).

                  (f) Notify the Purchasers as promptly as reasonably possible and (if requested by any such Person) confirm such notice in writing no later than one trading day following the day (i) (A) when the SEC notifies the Company whether there will be a review of a Registration Statement and whenever the SEC comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Purchasers); and (B) with respect to a Registration Statement or any posteffective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to



                                      15.

be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement, such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) File documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Purchasers prior to the effectiveness of the Registration Statement; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

                  (h) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption therefrom) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                  (i) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to any transferee pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Purchasers may reasonably request.

                  (j) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (k) In the event of any underwritten public offering, use its best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

                  (l) Cause all such Registrable Securities registered pursuant hereto to be listed on Nasdaq, if the Common Stock is then listed on Nasdaq, and each other securities exchange on which similar securities issued by the Company are then listed.

                  (m) The Company understands that each of the Purchasers disclaims being an underwriter, but any Purchasers being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

         9.2 TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION; DAMAGES.



                                      16.

                  (a) Each Purchaser, severally and not jointly, agrees (i) that it will not sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to the Registrable Securities or otherwise take an action that would constitute a sale within the meaning of the Securities Act, other than transactions exempt from the registration requirements of the Securities Act, except as contemplated in the Registration Statement referred to in Section 9.1 and as described below, (ii) that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be required to effect the registration of such Registrable Securities and as requested by the Company, (iii) that it shall execute such documents in connection with such registration, that are customary for resale registration statements, as the Company may reasonably request, (iv) to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchasers election to exclude all of such Purchasers Registrable Securities from such Registration Statement and (v) that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

                  (b) Subject to paragraph (c) below, in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to each Purchaser (a "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a "Suspension") until the Purchasers receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus.

                  (c) In the event of any Suspension, the Company shall cause the use of the Prospectus so suspended to be resumed as soon as practicable but in any event within thirty (30) days after delivery of the Suspension Notice to Purchasers; provided, however, that Purchasers



                                      17.

shall not be prohibited from selling Registrable Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than thirty (30) days each and not more than ninety (90) days in the aggregate in any twelve month period. Notwithstanding the foregoing, if the Company ceases to be eligible to register the Registrable Securities on Form S-3 and resolution of any Suspension requires the Company to file a post-effective amendment on Form S-1, (i) the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable but in any event within ninety (90) days after delivery of a Suspension Notice to Purchasers, and (ii) the Purchasers shall not be prohibited from selling Registrable Securities under the amended Registration Statement on Form S-1 as a result of Suspensions on or after the date that the Company ceases to be eligible to register the Registrable Securities on Form S-3 on more than three occasions of not more than thirty (30) days each and not more than ninety
(90) days in the aggregate in any twelve month period. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 9.2(c).

                  (d) Provided that a Suspension in accordance with paragraphs
(b) and (c) of this Section 9.2 is not then in effect, a Purchaser may sell Registrable Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Registrable Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Purchaser and to any other parties requiring such Prospectuses.

                  (e) If a Registration Statement ceases to be effective as to, or ceases to be available to the Purchasers with respect to, all Registrable Securities pursuant to subsections (b) or (c) of Section 9.2 for any reason prior to the expiration of the Effectiveness Period (any such event, a "Registration Default"), then the Company shall issue additional Warrants to each Purchaser to purchase shares of Common Stock representing two and one-half percent (2 1/2%) of the number of Shares purchased by each such Purchaser at the Closing for each aggregated thirty day period (or portion thereof) for which a Registration Default had continued; provided however, that the aggregate number of Warrant Shares issuable upon exercise of Warrants issued to a Purchaser under this subsection (e) shall not in the aggregate exceed ten percent (10%) of the number of Shares purchased by such Purchaser at the Closing.

         9.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all expenses incurred by the Company in complying with Section 9 hereof, including, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers (which shall be in addition to any fees pursuant to Section 16.8 but which shall not exceed $40,000), blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) (collectively, the "Registration Expenses") shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

         9.4 DELAY OF REGISTRATION; FURNISHING INFORMATION. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them



                                      18.

and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a registration statement regarding such Purchaser or its plan of distribution set forth in such registration statement.

         9.5 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 9.

                  (a) The Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of the Company from all liability on any claims that are the subject matter of such action, and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the Company; provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which (i) occurs in reliance upon and in conformity with written information furnished expressly for inclusion in such Registration Statement, prospectus, amendment or supplement by such Purchaser, partner, officer, director, underwriter or controlling person of such Purchaser or (ii) based upon a claim that a Preliminary Prospectus contained an untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Registrable Securities to such person and the untrue statement contained in or omission from such Preliminary Prospectus was corrected in the final Prospectus (or the Prospectus as amended or supplemented) unless such failure is the result of noncompliance by the Company of Section 9.1(b) or (e) hereof; provided, further, that this indemnification agreement will be in addition to any liability which the Company may otherwise have to the Purchasers.



                                      19.

                  (b) Each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such Registration Statement, prospectus, amendment or supplement is being filed, severally and not jointly, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or Exchange Act, any underwriter and any other Purchaser selling securities under such registration statement or any of such other Purchaser's partners, directors or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Purchaser, or partner, director, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs (i) in reliance upon and in conformity with written information furnished by such Purchaser specifically for use in connection with such Registration Statement, prospectus, amendment or supplement or (ii) as a result of such Purchaser's failure to deliver a Prospectus or Prospectus supplement as contemplated by the Securities Act prior to the pertinent sale of shares by such Purchaser; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person registering shares under such registration, or partner, officer, director or controlling person of such other person registering shares under such Registration Statement in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 9.5 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld, unless such settlement (x) includes an unconditional release of such Purchaser from all liability on any claims that are the subject matter of such action, and
(y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such Purchaser; provided, further, that in no event shall any indemnity or contribution under this Section 9.5 exceed in the aggregate the dollar amount of the net proceeds to be received by such Purchaser from the sale of such Purchasers Registrable Securities pursuant to the Registration Statement.

                  (c) Promptly after receipt by an indemnified party under this
Section 9.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 9.5, unless and to the extent that such failure is materially prejudicial to the indemnifying party's ability to defend such action, but



                                      20.

the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.5.

                  (d) If the indemnification provided for in this Section 9.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the sale of the Registrable Securities pursuant to the Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any indemnification or contribution by a Purchaser under this Section 9.5 exceed in the aggregate the dollar amount of the net proceeds to be received by such Purchaser from the sale of such Purchasers Registrable Securities pursuant to the Registration Statement.

                  (e) The obligations of the Company and the Purchasers under this Section 9.5 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.

         9.6 AGREEMENT TO FURNISH INFORMATION.

                  (a) In connection with an underwritten registration in which such Purchaser is participating, each Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Purchaser shall provide such information related to such Purchaser as may be required by the Company or such representative in connection with the completion of any public offering of the Companys securities pursuant to a registration statement filed under the Securities Act.

         9.7 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 9 may be assigned (but only with the related obligations) by a Purchaser, provided (i) each transfer to each transferee or designee involves either (X) all Registrable Securities held by such Purchaser, (Y) not less than twenty-five thousand (25,000) shares of Preferred Stock, or (Z) an affiliate or a current or former partner or member of such Purchaser or any affiliate, (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee, (iii) such transferee or assignee agrees in writing to assume the obligations of this Section 9 and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such shares by the transferee or assignee is restricted under the



                                      21.

Securities Act (for purposes of this statement, if the transferee, together with all affiliated persons is able to sell all of the Restricted Securities held by such transferee pursuant to Rule 144(k) then further disposition will not be deemed to be restricted under the Securities Act).

         9.8 RULE 144 REPORTING. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                  (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                  (b) Keep the Registration Statement effective at all times;

                  (c) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                  (d) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

         9.9 S-3 ELIGIBILITY. The Company will use its best efforts to meet the requirements for the use of Form S-3 for registration of the resale by the Purchasers of the Registrable Securities. The Company will use its best efforts to file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3.

         9.10 TERMINATION OF REGISTRATION RIGHTS. Subject to the rights of transferees under Section 9.7 hereof, the Company's obligations pursuant to this
Section 9 shall terminate with respect to each Purchaser severally upon the earlier of (A) the date that such Purchaser has completed the distribution related to such Purchaser's Registrable Securities, (B) the sixth (6th) anniversary of the date of execution of this Agreement, and (C) such time as legal counsel to the Company delivers a legal opinion to the Purchasers stating that all Registrable Securities then held by the Purchasers can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act (but only for so long as the shares may be so sold). Following a termination of the Company's obligations pursuant to the preceding sentence with respect to a Purchaser, any Securities held by such Purchaser shall not be deemed to be Registrable Securities thereafter, and the obligations of such Purchaser pursuant to this Section 9 shall also terminate.

         9.11 AMENDMENT OF REGISTRATION RIGHTS. Provisions of this Section 9 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Purchasers who then hold not less than a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 9.11 shall be binding upon each Purchaser and



                                      22.

the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

         9.12 LEGENDS. Each certificate representing Shares shall (unless such Shares are then eligible for transfer pursuant to Rule 144(k) under the Securities Act or as otherwise permitted under applicable law or the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

Nothing in this Section 9.12 or elsewhere in this Agreement shall be deemed to restrict the ability of the holder of any Securities to transfer any such Securities to an affiliate, partner or former partner of such holder in compliance with the Securities Act, nor shall any legal opinion be required in connection therewith.

10. RIGHT OF FIRST REFUSAL.

         10.1 SUBSEQUENT OFFERINGS. Each Purchaser shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
10.4 hereof. Each Purchaser's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issuable upon conversion of the Preferred Stock or issuable or upon the exercise of any outstanding warrants or options) which such Purchaser is deemed to be a holder immediately prior to the issuance of such Equity Securities to
(b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issuable upon conversion of the Preferred Stock or issuable or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         10.2 EXERCISE OF RIGHTS. If the Company proposes to issue any Equity Securities in a public offering or a private placement, the Company shall give each Purchaser written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Purchaser shall have twenty (20) days from the



                                      23.

giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Such exercise of rights may be made contingent upon a minimum number of shares being purchased in such transaction.

         10.3 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Purchaser under this Section 10 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 9.7.

         10.4 EXCLUDED SECURITIES. The rights of first refusal established by this Section 10 shall have no application to any of the following Equity
Securities:

                  (a) shares of Common Stock and/or options, warrants or other Common Stock purchase rights and the Common Stock issued pursuant to such options, warrants or other rights issued or to be issued after the date of execution of this Agreement to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

                  (b) stock issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement;

                  (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

                  (d) any Equity Securities issued in connection with any stock split, stock dividend or recapitalization by the Company; and

                  (e) Any Equity Securities issued by the Company pursuant to the terms of this Agreement.

         10.5 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of the Purchasers under this Section 10 shall terminate on the date the Purchasers and their affiliates hold an aggregate number of number of shares of Series B Preferred Stock and/or Common Stock of the Company that are less than twenty-five percent (25%) of the number of shares of Series B Preferred Stock originally purchased at the Closing (calculated on an as-converted to Common Stock basis and including any shares of Common Stock issued upon conversion of such Series B Preferred Stock).

11. SPECIAL VOTING RIGHTS

         11.1 SPECIAL VOTING RIGHTS. For so long as the Purchasers and their affiliates continue to hold an aggregate number of shares of Series B Preferred Stock and/or Common Stock of the Company equal to or greater than thirty percent (30%) of the number of shares of Series B Preferred Stock originally purchased at the Closing (calculated on an as-converted to Common Stock basis and including any shares of Common Stock issued upon conversion of such Series B Preferred Stock) (the "Purchaser Shares"), the Company shall not, without first obtaining the approval of holders of a majority in interest of the Purchaser
Shares:



                                      24.

                  (a) enter into a transaction with an affiliated or interested party except upon terms not less favorable to the Company than it could obtain in a comparable arm's length transaction with a unaffiliated or disinterested third party;

                  (b) create (by new authorization, reclassification, recapitalization, designation or otherwise) or issue any class or series of stock or any other securities convertible into equity securities of the Company having any right, preference or privilege senior to or on parity with the Series B Preferred Stock with respect to voting, dividends, redemption or liquidation preference;

                  (c) alter or change the rights, preferences or privileges of the shares of Series B Preferred Stock (whether by merger, recapitalization or otherwise) so as to affect adversely such shares, or increase the authorized number of shares of the Series B Preferred Stock;

                  (d) enter into any bankruptcy filing, liquidation, assignment for the benefit of creditors or similar event of the Company or any significant subsidiary;

                  (e) make any redemption, repurchase, payment or declaration of any dividend or distribution on any shares of capital stock of the Company other than the Series B Preferred Stock; or

                  (f) issue or sell, or is deemed to have issued or sold, Common Stock for an Effective Price (as defined below) less than the then current Fair Market Value (as defined below) of the Company's Common Stock.

                           (i) For the purposes of this section (f), the "Fair
Market Value" of the Company's Common Stock shall mean:

                                    (1) If the Company's Common Stock is traded
on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the Common Stock on such exchange over the thirty (30) day period ending on the date prior to the closing of the sale and issuance of the shares of Common Stock;

                                    (2) If Corporation's Common Stock is traded
over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the thirty (30) day period ending on the date prior to the closing of the sale and issuance of the Equity Securities; and

                                    (3) If there is no public market for the
Company's Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

                           (ii) For the purposes of this section (f), if the
Company issues or sells (x) Preferred Stock or other stock, options, warrants, purchase rights or other securities convertible into shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (y) rights or options for the purchase of Common Stock or Convertible Securities and if the Effective Price (as defined below) of such shares of Common Stock is less than the then-current Fair Market Value, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible



                                      25.

Securities the maximum number of shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities.

                           (iii) For the purposes of this paragraph (f) the
"Effective Price" of the Common Stock shall mean the quotient determined by dividing the total number of shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this paragraph (f), into the Aggregate Consideration received, or deemed to have been received by the Company for such issue under this section, for such shares of Common Stock. In the event that the number of shares of Common Stock or the Effective Price cannot be ascertained at the time of issuance, such shares of Common Stock shall be deemed to have an Effective Price below the then-current Fair Market Value. The "Aggregate Consideration" received by the Company for any issue or sale of securities shall be defined as: (A) to the extent it consists of cash, be computed at the gross amount of cash received by the Company before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such shares of Common Stock, Convertible Securities or rights or options.

                           (iv) The provisions of section (f) shall not apply to
issuances of:

                                    (E) shares of Common Stock issued upon
conversion of the Series B Preferred Stock;

                                    (F) shares of Common Stock or Convertible
Securities issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board provided that,
(i) such options were granted with an exercise price equal to or greater than the then-current fair market value (as "fair market value" is defined in the relevant plan) or (ii) such shares were issued pursuant to a IRC 423 plan with an exercise price equal to or greater than 85% of the then-current fair market value (as such "fair market value" is defined in the relevant plan);

                                    (G) shares of Common Stock issued pursuant
to the exercise of Convertible Securities outstanding as of the date of filing of this Certificate of Designation; and

                                    (H) shares of Common Stock or Convertible
Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board.



                                      26.

12. COMPANY COVENANTS.

         12.1 RESERVATION OF SHARES AND COMMON STOCK. The Company will at all times reserve and keep available a sufficient number of shares of Series B Preferred Stock to issue as dividends pursuant to the provisions of Section 3 of the Certificate of Designation, and shall reserve and keep available a sufficient number of shares of Common Stock, solely for issuance and delivery upon the conversion of the Series B Preferred Stock and upon exercise of the Warrants issuable from time to time upon such conversion or exercise.

         12.2 SUBSEQUENT REGISTRATION RIGHTS. In the event of a Change in Control transaction (as such term is defined in Section 4(D) of the Certificate of Designation) involving issuance of an acquiror's securities (the "Acquisition Securities") and if such Change in Control transaction provides for the registration of the Acquisition Securities, the Company shall specifically provide in such Change of Control transaction agreements that the Acquisition Securities issued or issuable to the Purchasers shall be included in any such registration of the Acquisition Securities.

         12.3 TERMINATION AND ELECTION OF PRESIDENT OR CHIEF EXECUTIVE OFFICER. Prior to any termination of the employment of the Company's President and/or Chief Executive Officer or any selection of a new President and/or Chief Executive Officer, the Company agrees to consult, in good faith, with Trident Capital on matters relating to such termination or the selection of the Company's next President and/or Chief Executive Officer.

         12.4 DIRECTOR AND OFFICER INSURANCE. The Company shall maintain in full force and effect director and officer liability insurance in the amount of $5,000,000, or such other amount as the Board of Directors determines to be appropriate in light of relevant facts and circumstances, provided however, that the amount of such insurance coverage shall not be changed to an amount less than $3,000,000 unless the holders of a majority of the Series B Preferred then outstanding approve such change. The Company shall notify Trident Capital at least thirty (30) days in advance of any termination of such insurance coverage.

13. INFORMATION RIGHTS.

         13.1 BASIC FINANCIAL INFORMATION AND REPORTING.

                  (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish to each current or subsequent holder of Shares, Conversion Shares or Warrant Shares (a "Qualified Holder") a copy of its Annual Report on Form 10-KSB, or if such report is not available, a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

                  (b) The Company will furnish to each Qualified Holder, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five
(45) days thereafter, a copy of its Quarterly Report



                                      27.

on Form 10-QSB, or if such report is not available, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

                  (c) The Company will furnish to each Qualified Holder: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget, business plans for such fiscal year (and as soon as available, any subsequent updates thereto in the event of any material changes to such budget, business plan or financial forecast); and (ii) as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         13.2 INSPECTION RIGHTS. Each Qualified Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

14. BROKER'S FEE. Except as may be disclosed on Section 4.36 of the Schedule of Exceptions attached hereto, which fees shall be paid by the Company prior to the Closing, the Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders (and similar agents) entitled to compensation in connection with the sale of the Shares or the Warrants, and shall indemnify each other for any such fees for which they are responsible.

15. NOTICES. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt of: (a) personal delivery to the party to be notified, (b) one business day after the date of confirmed transmission by facsimile, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next day delivery, freight prepaid, with written notification of receipt, and addressed as follows:

                  (a) if to the Company, to:

                                     XATA Corporation
                                     151 E. Cliff Road, Suite 10
                                     Burnsville, MN 55337
                                     Attention: Chief Executive Officer
                                     Facsimile: (952) 894-2463
                                     Email: craigf@xata.com



                                      28.

                  with a copy so mailed to:

                                     Moss & Barnett
                                     3800 Wells Fargo Center
                                     Minneapolis, MN  55402
                                     Attention: Janna Severance, Esq.
                                     Facsimile: (612) 339-6686
                                     Email: severancej@moss-barnett.com

                  or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

                  (b) if to the Purchasers, at the address as set forth below each Purchaser's name on the Schedule of Purchasers, or at such other address or addresses as may have been furnished to the Company in writing.

16. MISCELLANEOUS.

         16.1 WAIVERS AND AMENDMENTS. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares then held by the Purchasers (including any shares of Common Stock issued upon conversion of the Shares and then held by the Purchasers).

         16.2 HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         16.3 SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         16.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the corporate laws of the State of Delaware and, with respect to matters of law other than corporate law, the laws of the State of Delaware as applied to contracts entered into and performed entirely in Delaware by Delaware residents, without regard to conflicts of law principles.

         16.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         16.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         16.7 ENTIRE AGREEMENT. This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.



                                      29.

         16.8 PAYMENT OF FEES AND EXPENSES.

                  (a) Each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided, however, that upon the Closing, the Company shall pay the fees and expenses of Cooley Godward LLP, special counsel for Purchasers, in an amount equal to $65,000.

                  (b) If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.



                                      30.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.


COMPANY:

XATA CORPORATION


By:   /s/ Craig S. Fawcett
   ------------------------------------
      Craig S. Fawcett
      Chief Executive Officer


PURCHASERS:

TRIDENT CAPITAL FUND-V, L.P.

TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.

TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P.

TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P.

TRIDENT CAPITAL PARALLEL FUND-V, C.V.



Executed on behalf of the forgoing funds by the undersigned, as an authorized signatory of the respective general partner of each such fund:


       /s/ Christopher P. Marshall
-----------------------------------------------------
(signature)


         Christopher P. Marshall
-----------------------------------------------------
(print name)



                                      31.

                                    EXHIBIT A
                             SCHEDULE OF PURCHASERS


NAME                                                  NO. OF            AGGREGATE          NO. OF        AGGREGATE
                                                      SHARES         PURCHASE PRICE       WARRANT         WARRANT
                                                                                           SHARES      PURCHASE PRICE
TRIDENT CAPITAL FUND-V, L.P.                          1,444,897        $3,670,038.38       404,709        $50,588.63
505 Hamilton Avenue
Suite 200
Palo Alto, CA  94301

TRIDENT CAPITAL FUND-V AFFILIATES FUND, L.P.             8,398            $21,330.92         2,326           $290.75
505 Hamilton Avenue
Suite 200
Palo Alto, CA  94301

TRIDENT CAPITAL FUND-V AFFILIATES FUND (Q), L.P.         8,013            $20,353.02         2,218           $277.25
505 Hamilton Avenue
Suite 200
Palo Alto, CA  94301

TRIDENT CAPITAL FUND-V PRINCIPALS FUND, L.P.             41,821          $106,225.34        11,579         $1,447.38
505 Hamilton Avenue
Suite 200
Palo Alto, CA  94301

TRIDENT CAPITAL PARALLEL FUND-V, C.V.                  109,774           $278,825.96        30,394         $3,799.25
505 Hamilton Avenue
Suite 200
Palo Alto, CA  94301

TOTAL                                                  1,612,903       $4,096,773.62       451,226        $56,403.26

                                    EXHIBIT B

                      FORM OF CERTIFICATE OF DESIGNATION OF
                     PREFERENCES OF SERIES B PREFERRED STOCK

                                    EXHIBIT C

                          FORM OF COMMON STOCK WARRANT

                                    EXHIBIT D

                            FORM OF VOTING AGREEMENT

                                    EXHIBIT E

                         FORM OF COMPANY COUNSEL OPINION

                                    EXHIBIT F

                   FORM OF INVESTOR INDEMNIFICATION AGREEMENT

                                    EXHIBIT G

                   FORM OF DIRECTOR INDEMNIFICATION AGREEMENT

                                    EXHIBIT H

                       FORM OF TRANSFER AGENT INSTRUCTIONS